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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                               September 21, 2001

                               WEBVAN GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

              000-27541                                  77-0446411
       -------------------------               -------------------------------
         (Commission File No.)                  (IRS Employer Identification
                                                         Number)

                               310 Lakeside Drive
                          Foster City, California 94404
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                    (Address of principal executive offices)

                                 (650) 627-3000
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              (Registrant's telephone number, including area code)

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Item 2.   Acceptance of Bid to Sell Technology Assets

       On September 21, 2001, Webvan Group, Inc., issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety, stating that Webvan Group Inc., along with its subsidiary, HomeGrocer.com, Inc entered into a $2.5 million contract for the sale of its technology platforms to Mercury Acquisitions Corporation, a company controlled by Webvan's founder, Louis Borders. Concurrently with the execution of the sale contract, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved the procedures by which the sale of the technology platforms to Mercury would be approved. According to the Court's order, the agreement with Mercury Acquisition Corporation will be subject to an overbid auction to be held on October 1, 2001.

Item 3.   Bankruptcy.
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       On September 24, 2001, Webvan Group, Inc., along with its subsidiaries,
Webvan-Bay Area, Inc., Webvan Operations, Inc. and HomeGrocer.com, Inc., filed their August Monthly Operating Reports with the Bankruptcy Court, copies of which are attached hereto as Exhibit 99.2 and incorporated herein in their entirety. Copies of any bank statements and tax returns originally filed with the Bankruptcy Court as part of the August Monthly Operating Reports have been omitted.

       THE MONTHLY OPERATING REPORTS CONTAIN FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

Item 7. Exhibits.
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        August Monthly Operating Reports of Webvan Group, Inc.,  Webvan-Bay
    Area, Inc., Webvan Operations, Inc. and HomeGrocer.com, Inc. filed on September 24, 2001.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Webvan Group, Inc.

Dated:  October 1, 2001                  By:   /s/ Mark Holtzman
                                              ----------------------------------

                                              Mark Holtzman
                                              Vice President, Controller
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